UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2011

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3750 STATE ROAD, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2011 the Board of Directors of Charming Shoppes, Inc. (the “Company”) unanimously appointed Paula A. Price to serve as a Director until our next annual meeting of shareholders.  At the time of her appointment, Ms. Price was not appointed to any committee of the Board of Directors.

Ms. Price, 49, is the Executive Vice President and Chief Financial Officer of Ahold USA Retail (“Ahold”), the US operations of Royal Ahold, whose supermarket businesses include Stop & Shop New England, Stop & Shop New York Metro, Giant Landover, Giant Carlisle, and Peapod.  Royal Ahold is publicly traded on Euronext Amsterdam,  Ms. Price is responsible for Ahold’s finance, strategy and planning; real estate development; and construction and technology functions.  Ms. Price joined Ahold in 2009 as Chief Financial Officer of Stop & Shop/Giant Landover.  Before moving to Ahold, Ms. Price was the Chief Accounting Officer, Controller, and a Senior Vice President of CVS/Caremark Corporation, an integrated pharmacy services provider, where she worked from 2006 until 2008.  As Chief Accounting Officer and Controller, Ms. Price oversaw controls, accounting, and financial reporting; assisted with strategic planning; and played a key role in the merger and integration of CVS and Caremark.  From 2002 until 2005 Ms. Price held various positions at JP Morgan Chase & Company.  Ms. Price has also held positions at other financial institutions and businesses, including Prudential Financial, Inc., Kraft Foods, Inc., Sears, Roebuck & Company, and Arthur Andersen LLP.  Ms. Price received her B.S. in accounting from DePaul University and her MBA in finance and strategy from the University of Chicago Booth School of Business.  Ms. Price is a Certified Public Accountant.  Ms. Price currently serves as an overseer for the Museum of Fine Arts Boston and previously served as a trustee on the board of trustees of the Metropolitan College of New York.  In considering Ms. Price for Director of the Company, the Board considered her extensive executive and management experience, as well as her extensive background in finance, both as an audit manager and also as a finance executive with both private and public companies.

Upon Ms. Price’s appointment to the Board of Directors, she received 11,746 restricted stock units (“RSUs”), a pro rated grant of the annual grant of RSUs made to the members of the Board of Directors by the Company, which will vest on June 1, 2011.

A copy of the Company’s press release dated March 24, 2011, announcing the appointment of Ms. Price, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 24, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: March 28, 2011	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 24, 2011.

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